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                                                                       EXHIBIT 7

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on December 31, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS
                                                                      Thousands
                                                                      of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin ................ $  9,321,000
Interest-bearing balances .........................................   17,968,000
Held-to-maturity securities .......................................            0
Available-for-sale securities .....................................   42,056,000
Federal funds sold and securities purchased under agreements
  to resell .......................................................    4,408,000
Loans and lease financing receivables:
     Loans and Leases, net of unearned income ........ $247,391,000
     LESS: Allowance for loan and lease losses .......    4,590,000
     Loans and leases, net of unearned income,
       allowance, and reserve .....................................  242,801,000
Trading assets ....................................................   37,616,000
Premises and fixed assets (including capitalized leases) ..........    4,063,000
Other real estate owned ...........................................      315,000
Investments in unconsolidated subsidiaries and associated
  companies .......................................................      974,000
Customers' liability to this bank on acceptances outstanding ......    1,388,000
Intangible assets .................................................    5,914,000
Other assets ......................................................   15,282,000
                                                                    ------------
TOTAL ASSETS ...................................................... $382,106,000
                                                                    ============
                                  LIABILITIES

Deposits:
In domestic offices ............................................... $ 57,389,000
     Noninterest-bearing ............................. $ 17,484,000
     Interest-bearing ................................   39,905,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs .....  214,975,000
     Noninterest-bearing .............................   13,977,000
     Interest-bearing ................................  200,998,000
Federal funds purchased and securities sold under agreements
  to repurchase ...................................................    6,851,000
Demand notes issued to the U.S. Treasury ..........................            0
Trading liabilities ...............................................   26,803,000
Other borrowed money (includes mortgage indebtedness and
  obligations under capitalized leases):
     With a remaining maturity of one year or less ................   15,184,000
     With a remaining maturity of more than one year through
       three years ................................................    4,325,000
     With a remaining maturity of more than three years ...........    2,651,000
Bank's liability on acceptances executed and outstanding ..........    1,452,000
Subordinated notes and debentures .................................    8,525,000

Other liabilities .................................................   16,740,000
                                                                    ------------
TOTAL LIABILITIES ................................................. $354,895,000
                                                                    ============
                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................            0
Common stock ...................................................... $    751,000
Surplus ...........................................................   11,354,000
Undivided profits and capital reserves ............................   15,903,000
Net unrealized holding gains (losses) on available-for-sale
  securities ......................................................       70,000
Accumulated net gains (losses) on cash flow hedges ................            0
Cumulative foreign currency translation adjustments ...............    (867,000)
                                                                    ------------
TOTAL EQUITY CAPITAL .............................................. $ 27,211,000
                                                                    ------------
TOTAL LIABILITIES AND EQUITY CAPITAL .............................. $382,106,000
                                                                    ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                               ALAN S. MACDONALD
                                                               WILLIAM R. RHODES
                                                               VICTOR J. MENEZES
                                                                       DIRECTORS